UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	OCTOBER 17, 2005

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation)	001-07260 (Commission File Number)	NOT APPLICABLE (IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA (Address of principal executive offices)		L6T 5P6 (Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

On October 17, 2005, the registrant agreed with Mike S. Zafirovski on the terms of his appointment as president and chief executive officer of the registrant and its principal operating subsidiary Nortel Networks Limited, or NNL, effective November 15, 2005. The material terms of the appointment are described under Item 5.02 of this Form 8-K and such description is incorporated herein by reference.

Item 5.02(b)(c)     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 17, 2005, the boards of directors of the registrant and of Nortel Networks Limited, or NNL, appointed Mike S. Zafirovski, 51, to the positions of president and chief executive officer of the registrant and of NNL and as a member of the boards of directors of the registrant and NNL, in each case effective November 15, 2005.

The boards of directors of the registrant and of NNL also approved the following material terms and conditions of Mr. Zafirovski’s employment. Mr. Zafirovski will receive an annual base salary of US$1.2 million and will be eligible to participate in the annual bonus plan of NNL (the Nortel Networks Limited SUCCESS Incentive Plan, or the SUCCESS Plan) with a target annual bonus of 150% of base salary and a maximum potential annual bonus of 300% of base salary, with the actual amount of such bonus to be determined on the basis of the generally applicable performance criteria under such plan.

Mr. Zafirovski will also receive a new hire grant of five million stock options of the registrant. The stock options will provide for an exercise price equal to market value as of the date of grant and will generally become vested in 20% annual installments over the five years following grant, subject to the terms and conditions of the applicable stock option plan of the registrant and the additional terms described below. Mr. Zafirovski will also receive a new hire grant under the Nortel 2005 Stock Incentive Plan, or SIP, of restricted stock units with a value at the time of award of US$7.5 million, as determined by the registrant. The restricted stock units will generally become vested in 20% annual installments over five years following grant, subject to the terms and conditions of the SIP and the additional terms described below. Mr. Zafirovski will also receive an additional long-term incentive compensation award with a target value of 200% of base salary and a maximum potential value of 400% of base salary. The terms and conditions of this long-term award have not yet been determined. Mr. Zafirovski will also be eligible for annual grants of options and restricted stock units under the SIP.

Mr. Zafirovski will be eligible to participate in the Nortel employee benefit plans, including the Capital Accumulation and Retirement Program, or CARP, on the same terms as are generally available to all Nortel employees, and in the Nortel Networks Corporation’s Executive Retention and Termination Plan, or ERTP, and the Nortel relocation program, in accordance with the generally applicable terms of such plans. In addition, Mr. Zafirovski will be eligible for a special lifetime annual pension benefit of US$500,000, including a 60% joint and survivor benefit for his spouse. Mr. Zafirovski’s eligibility for this special pension will accrue after five years of active employment. The special pension benefit will be payable monthly following retirement on or after age 60. This special pension benefit will be inclusive of any other pension benefit paid under the Nortel plans. The termination of Mr. Zafirovski’s employment at or after five years will also be treated as a retirement for purposes of the terms of all equity incentive awards granted to Mr. Zafirovski under the registrant’s stock option plans and SIP.

Tax equalization payments with respect to Mr. Zafirovski’s compensation and taxable benefits for active employment (but not with respect to retirement or any severance benefits) will also be made to the extent necessary to place Mr. Zafirovski in the same after-tax position with respect to such amounts as if he was a resident of the State of Illinois.

In the event of the termination of Mr. Zafirovski’s employment as president and chief executive officer by the registrant or Mr. Zafirovski’s resignation due to a material change in his role or a change in his compensation that is materially inconsistent with other key employees, Mr. Zafirovski will be entitled to separation benefits consisting of continued payment of his base salary and coverage under the company’s applicable health and insurance plans for two years, and a lump sum payment equal to two times Mr. Zafirovski’s target annual bonus under the SUCCESS Plan. In addition, outstanding stock options and restricted stock units, other than the new hire stock options and restricted stock units referred to above which would immediately vest on the date of separation, shall continue to vest during the two year salary continuance period. In the event any SUCCESS Plan payment is made to key Nortel employees in respect of the year in which such separation occurs, Mr. Zafirovski will also be entitled to a pro-rata SUCCESS Plan payment at target. However, the foregoing payments and benefits will not be provided if separation of employment arises out of termination for Cause, as that term is defined in the ERTP. Additionally, the provision of any such payments and benefits is conditioned upon the execution of a separation agreement containing, among other things, a full and final release of claims and a covenant not to compete against Nortel or solicit its employees during the two year period after termination of employment. Such payments and benefits will be provided at a time and in a manner that is consistent with Section 409A of the U.S. Internal Revenue Code to the extent that such statutory provision applies. Payment of these benefits would result in ineligibility for any payments or benefits under the ERTP.

Mr. Zafirovski was previously employed in the telecommunications industry with Motorola, Inc., or Motorola. From July 2002 to February 2005, he was president and chief operating officer of Motorola and, prior thereto, from June 2000 to July 2002, he was president and chief executive of Motorola’s mobile devices business. Prior to his tenure with Motorola, Mr. Zafirovski held a number of senior positions with General Electric, including thirteen (13) years as president and chief executive officer of five businesses in the industrial as well as financial and insurance sectors. Since his departure from Motorola, Mr. Zafirovski has continued to serve as a director of The Boeing Company and has held numerous board positions with philanthropic and educational organizations.

As used in this document, “Nortel” refers to the registrant or the registrant and its subsidiaries, as applicable.

***

William A. Owens, the current vice-chairman and chief executive officer of the registrant and NNL and member of the boards of directors of the registrant and NNL, will cease serving in all such capacities effective November 15, 2005. The terms and conditions of his departure have not yet been finalized.

***

On October 17, 2005, the registrant issued the press release attached hereto as Exhibit 99.1, and such press release is incorporated by reference herein (other than information included on or linked from the registrant’s website, referenced in such release, which is not incorporated by reference into this report).

Item 8.01     Other Events

On October 19, 2005, the registrant issued the press release attached hereto as Exhibit 99.2, and such press release is incorporated by reference herein (other than information included on or linked from the registrant’s website, referenced in such release, which is not incorporated by reference into this report).

Item 9.01     Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release issued by the registrant on October 17, 2005.
99.2	Press Release issued by the registrant on October 19, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel – Corporate and Corporate Secretary

By:	/s/ William J. Donovan
William J. Donovan
Senior Vice-President, Human Resources

Dated: October 21, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the registrant on October 17, 2005.
99.2	Press Release issued by the registrant on October 19, 2005.